PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

Fourth Quarter and 2011 Highlights

•	Year-Over-Year Increase in Occupancy of Operating Portfolio to 87% from 86% in 2010

•	Achieved Record FFO-Core with 22% Year-Over-Year Increase; Net Income for 2011 was $1.3 Million

•	Acquired Seven Community Centers at Below Replacement Cost and Two Future Development Land Parcels for Aggregate Purchase Price of $81.6 Million in 2011

Houston, Texas, February 28, 2012 - Whitestone REIT (NYSE Amex: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the fourth quarter and year ended December 31, 2011.

“Whitestone's 2011 was a break-out growth year as we increased the acquisition pace of value-add Community Centered Properties and expanded our geographic footprint. We also delivered on our other growth initiatives: adding tenants to increase occupancy and launching several redevelopment projects to enhance the value of our core assets. Our Community Centered Property, small space business model differentiates us in our industry and continues to deliver strong upwardly trending operating results such as our record FFO-Core,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “In 2012, we are committed to further portfolio expansion via acquisitions, as well as internal growth resulting from our focus on occupancy and select redevelopment supported by our strong balance sheet.”

Highlights: Fourth Quarter 2011 Compared to Fourth Quarter 2010

During the year ended December 31, 2011, the Company deployed approximately $81 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets, including $47 million in acquisitions that were completed in the fourth quarter, which contributed only partially to 2011 results.

Whitestone's 2010 results, except Funds From Operations (“FFO”)-Core, include in income a portion of an insurance settlement for damages to the Company's Houston communities from Hurricane Ike, which was $0.6 million, or $0.08 per diluted common share and operating partnership (“OP”) unit.

•
FFO-Core for the fourth quarter 2011increased 55%, or approximately $1.1 million, to $3.1 million as compared to $2.0 million in the fourth quarter of 2010. FFO-Core per diluted common share and OP unit was $0.25, as compared to $0.28 per diluted common share and OP unit for the same period in 2010. FFO-Core per diluted common share and OP unit was impacted by the issuance of common shares in May 2011. FFO-Core excludes acquisition expenses of $339,000 and $35,000 in 2011 and 2010, respectively, and a gain from an insurance settlement of $558,000 in 2010.

•
FFO for the fourth quarter 2011 was $2.8 million, or $0.22 per diluted common share and OP unit, as compared to $2.6 million or $0.35 per diluted common share and OP unit for the fourth quarter 2010. The gain recognized from the insurance settlement included in 2010 FFO was $558,000, or $0.08 per diluted common share and OP unit.

•
Property net operating income (“NOI”) increased 31% to $6.4 million for the fourth quarter 2011 as compared to $4.9 million for the same period in 2010. The increase of $1.5 million is attributable to new acquisitions of $0.8 million and same stores of $0.7 million.

•
Net income attributable to Whitestone REIT was $556,000, or $0.05 per diluted common share for the fourth quarter 2011, compared to $545,000 or $0.10 per diluted common share for the same period in 2010.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in January, February and March 2012. The distribution rate has remained the same since the distribution paid on July 8, 2010. In February 2012, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in April, May and June 2012.

Highlights: Year 2011 Compared to Year 2010

•
FFO-Core increased 22%, or approximately $1.7 million, to $9.6 million for 2011 as compared to $7.9 million in 2010. FFO-Core per diluted common share and OP unit was $0.89 for 2011, as compared to $1.35 per diluted common share and OP unit, for 2010. FFO-Core per diluted common share and OP unit was impacted by the issuance of common shares in August 2010 and in May 2011. FFO-Core excludes acquisition expenses of $666,000 and $46,000 in 2011 and 2010, respectively, legal expenses of $254,000 in 2011, and a gain from an insurance settlement of $558,000 in 2010.

•	Whitestone's FFO was $8.7 million, or $0.81 per diluted common share and OP unit for 2011, as compared to $8.4 million, or $1.44 per diluted common share and OP unit, for 2010.

•
Property NOI increased 12% to $21.6 million in 2011, as compared to $19.3 million for 2010. Of the total $2.3 million increase, $1.4 million was attributable to new acquisitions, and $0.9 million was due to 5% growth in same stores.

•	Net income attributable to Whitestone was $1.1 million, or $0.12 per diluted common share for 2011, as compared to $1.1 million, or $0.27 per diluted common share for 2010.

2011 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate increased to 87% as of December 31, 2011 from 86% as of December 31, 2010. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant retenanting and recent acquisitions, was 84% as of December 31, 2011, the same as the prior year.

The Company signed new and renewal leases representing 797,000 square feet during 2011 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. Leasing activity increased from the prior year as represented by:

•	An increase of 2% in average occupancy for same stores to 86% in 2011 versus 84% in 2010;

•	An increase of 1% in total lease value of new and renewal leases signed: $32.3 million in 2011 versus $31.9 million in 2010;

•	An increase of 5% in the number of new and renewal leases signed: 312 in 2011 versus 298 in 2010; and

•	An increase of 11% in the square footage of new and renewal leases signed: 797,000 for 2011 versus 716,000 in 2010.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2011, Whitestone owned 45 Community Centered PropertiesTM with approximately 3.6 million square feet of gross leasable area, including two development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2011, provided a 69% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 915 tenants throughout its portfolio.  No single tenant accounted for more than 2.0% of the Company's annualized base rental revenues as of December 31, 2011.

Balance Sheet

Whitestone had 19 properties unencumbered by debt as of December 31, 2011, with an undepreciated cost basis of $114 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness were $292 million and $127.9 million, respectively at December 31, 2011. As of December 31, 2011, 72% of the Company's debt was fixed-rate at a blended interest rate of 5.4%.

Subsequent Events

On February 27, 2012, Whitestone closed on a new three-year $125 million unsecured revolving credit facility. The new facility replaces the existing $20 million facility with Bank of Montreal. The Company plans to use the new facility for general corporate purposes, primarily for acquisitions and redevelopment of existing properties in its portfolio. BMO Capital Markets served as the Sole Lead Arranger and Sole Book Runner. Bank of Montreal also serves as the Administrative Agent. U. S. Bank National Association served as Syndication Agent, while Capital One, National Association, and Wells Fargo Bank, National Association served as Co-Documentation Agents. Also included in the lender group is MidFirst Bank.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Tuesday, February 28, 2012 at 5:00p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 378-4353 for domestic participants or 1-(719) 457-2634 for international participants and entering the passcode 3483645. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 13, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 3483645. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the fourth quarter 2011 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE Amex: WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, and casual dining. The largest of its 915 tenants comprise less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities, and the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains or losses on the sale of operating real estate assets and extraordinary items. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods.
FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Further, other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2011	2010
ASSETS
Real estate assets, at cost:
Property	$292,360	$204,954
Accumulated depreciation	(45,472)	(39,556)
Total real estate assets	246,888	165,398
Cash and cash equivalents	5,695	17,591
Marketable securities	5,131	—
Escrows and acquisition deposits	4,996	4,385
Accrued rents and accounts receivable, net of allowance for doubtful accounts	6,053	4,726
Unamortized lease commissions and loan costs	3,755	3,598
Prepaid expenses and other assets	975	747
Total assets	$273,493	$196,445
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$127,890	$100,941
Accounts payable and accrued expenses	9,017	7,292
Tenants' security deposits	2,232	1,796
Dividends and distributions payable	3,647	2,133
Total liabilities	142,786	112,162
Commitments and contingencies
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at December 31, 2011 and December 31, 2010	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 2,603,292 and 3,471,187 issued and outstanding as of December 31, 2011 and 2010, respectively	2	3
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 8,834,563 and 2,200,000 issued and outstanding as of December 31, 2011 and 2010, respectively	8	2
Additional paid-in capital	158,127	93,357
Accumulated other comprehensive loss	(1,119)	—
Accumulated deficit	(41,060)	(30,654)
Total Whitestone REIT shareholders' equity	115,958	62,708
Noncontrolling interest in subsidiary	14,749	21,575
Total equity	130,707	84,283
Total liabilities and equity	$273,493	$196,445

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2011	2010	2009

Property revenues
Rental revenues	$27,814	$25,901	$26,449
Other revenues	7,101	5,632	6,236
Total property revenues	34,915	31,533	32,685

Property expenses
Property operation and maintenance	8,659	8,358	8,519
Real estate taxes	4,668	3,925	4,472
Total property expenses	13,327	12,283	12,991

Other expenses (income)
General and administrative	6,648	4,992	6,072
Depreciation & amortization	8,365	7,225	6,958
Involuntary conversion	—	(558)	(1,542)
Interest expense	5,728	5,620	5,749
Interest, dividend and other investment income	(460)	(28)	(36)
Total other expense	20,281	17,251	17,201

Income before loss on sale or disposal of assets and income taxes	1,307	1,999	2,493

Provision for income taxes	(225)	(264)	(222)
Loss on sale or disposal of assets	(146)	(160)	(196)
Income before gain on sale of property	936	1,575	2,075

Gain on sale of property	397	—	—
Net income	1,333	1,575	2,075

Less: Net income attributable to noncontrolling interests	210	470	733

Net income attributable to Whitestone REIT	$1,123	$1,105	$1,342

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2011	2010	2009

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.27	$0.41

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.27	$0.40

Weighted average number of common shares outstanding:
Basic	9,028	4,012	3,236
Diluted	9,042	4,041	3,302

Dividends declared per Class A common share	$1.14	$1.19	$1.35
Dividends declared per Class B common share (1)	1.14	0.57	—

Condensed Consolidated Statements of Comprehensive Income

Net income	$1,333	$1,575	$2,075

Other comprehensive gain (loss):

Unrealized loss on available-for-sale marketable securities	(1,329)	—	—

Comprehensive income	4	1,575	2,075

Less: Comprehensive income attributable to noncontrolling interests	1	470	733

Comprehensive income attributable to Whitestone REIT	$3	$1,105	$1,342

(1)
Class B common shares were issued on August 26, 2010 in connection with our initial public offering and listing on the NYSE-Amex. Class B common shares received a pro-rated dividend in September 2010. From October 2010 forward, Class A and Class B common shares received the same dividend.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Property revenues
Rental revenues	$7,352	$6,601	$27,814	$25,901
Other revenues	2,616	1,458	7,101	5,632
Total property revenues	9,968	8,059	34,915	31,533

Property expenses
Property operation and maintenance	2,331	2,285	8,659	8,358
Real estate taxes	1,278	923	4,668	3,925
Total property expenses	3,609	3,208	13,327	12,283

Other expenses (income)
General and administrative	1,911	1,257	6,648	4,992
Depreciation & amortization	2,239	1,902	8,365	7,225
Involuntary conversion	—	(558)	—	(558)
Interest expense	1,451	1,410	5,728	5,620
Interest, dividend and other investment income	(81)	(9)	(460)	(28)
Total other expense	5,520	4,002	20,281	17,251

Income before loss on sale or disposal of assets and income taxes	839	849	1,307	1,999

Provision for income taxes	(60)	(51)	(225)	(264)
Loss on sale or disposal of assets	(129)	(47)	(146)	(160)
Income before gain on sale of property	650	751	936	1,575

Gain on sale of property	—	—	397	—
Net income	650	751	1,333	1,575

Less: Net income attributable to noncontrolling interests	94	206	210	470

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.10	$0.12	$0.27

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.10	$0.12	$0.27

Weighted average number of common shares outstanding:
Basic	11,232	5,479	9,028	4,012
Diluted	11,244	5,499	9,042	4,041

Dividends declared per Class A common share	$0.29	$0.29	$1.14	$1.19
Dividends declared per Class B common share (1)	0.29	0.29	1.14	0.57

(1)
Class B common shares were issued on August 26, 2010 in connection with our initial public offering and listing on the NYSE-Amex. Class B common shares received a pro-rated dividend in September 2010. From October 2010 forward, Class A and Class B common shares received the same dividend.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$1,333	$1,575	$2,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,749	6,805	6,518
Amortization of deferred loan costs	616	420	440
Gain on sale of marketable securities	(192)	—	—
Loss (gain) on sale or disposal of assets and properties	(251)	160	196
Bad debt expense	615	536	877
Share-based compensation	310	297	1,013
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(519)	3,840	(3,700)
Accrued rents and accounts receivable	(1,939)	(748)	(511)
Unamortized lease commissions and loan costs	(995)	(783)	(634)
Prepaid expenses and other assets	296	446	527
Accounts payable and accrued expenses	993	(2,319)	2,096
Tenants' security deposits	436	166	1
Net cash provided by operating activities	8,452	10,395	8,898
Cash flows from investing activities:
Acquisitions of real estate	(65,910)	(8,625)	(5,619)
Additions to real estate	(7,568)	(4,143)	(3,611)
Proceeds from sale of property	1,567	—	—
Investments in marketable securities	(13,520)	—	—
Proceeds from sales of marketable securities	7,252	—	—
Net cash used in investing activities	(78,179)	(12,768)	(9,230)
Cash flows from financing activities:
Dividends paid	(10,045)	(5,158)	(4,645)
Distributions paid to OP unit holders	(1,974)	(2,249)	(2,281)
Proceeds from issuance of common shares, net of offering costs	59,683	22,970	—
Proceeds from notes payable	13,905	1,430	9,557
Repayments of notes payable	(3,128)	(2,957)	(8,725)
Payments of loan origination costs	(610)	(98)	(288)
Repurchase of common stock	—	(249)	—
Net cash provided by (used in) financing activities	57,831	13,689	(6,382)
Net increase (decrease) in cash and cash equivalents	(11,896)	11,316	(6,714)
Cash and cash equivalents at beginning of period	17,591	6,275	12,989
Cash and cash equivalents at end of period	$5,695	$17,591	$6,275

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2011	2010	2009
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,719	$5,621	$5,535
Cash paid for taxes	215	262	223
Non cash Investing and financing activities:
Disposal of fully depreciated real estate	$238	$598	$564
Financed insurance premiums	649	616	568
Acquisition of real estate in exchange for OP units	—	—	3,625
Debt assumed with acquisitions of real estate	15,425	—	—
Value of shares issued under dividend reinvestment plan	37	—	—
Value of Class B shares exchanged for OP units	4,972	—	—
Change in par value of Class A common shares	—	7	—
Change in fair value of available-for-sale securities	(1,329)	—	—
Reclassification of dividend reinvestment shares with rescission rights	—	606	—

Whitestone REIT and Subsidiaries RECONCILIATION OF NON-GAAP MEASURES (in thousands, except per share and per unit data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105
Depreciation and amortization of real estate assets	2,015	1,767	7,625	6,697
Loss (gain) on disposal of assets	129	47	(251)	160
Net income attributable to noncontrolling interests	94	206	210	470
FFO	$2,794	$2,565	$8,707	$8,432

Acquisition costs	$339	$35	$666	$46
Gain on insurance claim settlement	—	(558)	—	(558)
Legal and professional costs (recoveries), net	—	—	254	—
FFO-Core	$3,133	$2,042	$9,627	$7,920

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$2,794	$2,565	$8,707	$8,432
Dividends paid on unvested restricted Class A common shares	(4)	(6)	(17)	(27)
FFO excluding amounts attributable to unvested restricted
Class A common shares	$2,790	$2,559	$8,690	$8,405
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	$3,129	$2,036	$9,610	$7,893

Denominator:
Weighted average number of total common shares - basic	11,232	5,479	9,028	4,012
Weighted average number of total noncontrolling
OP units - basic	1,381	1,815	1,705	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	12,613	7,294	10,733	5,827

Effect of dilutive securities:
Unvested restricted shares	12	20	14	29
Weighted average number of total common shares and
noncontrolling OP units - dilutive	12,625	7,314	10,747	5,856

FFO per share and unit - basic	$0.22	$0.35	$0.81	$1.44
FFO per share and unit - diluted	$0.22	$0.35	$0.81	$1.44

FFO-Core per share and unit - basic	$0.25	$0.28	$0.90	$1.35
FFO-Core per share and unit - diluted	$0.25	$0.28	$0.89	$1.35

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2,011	2,010	2,011	2,010	2,009

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105	$1,342
General and administrative expenses	1,911	1,257	6,648	4,992	6,072
Depreciation and amortization	2,239	1,902	8,365	7,225	6,958
Involuntary conversion	—	(558)	—	(558)	(1,542)
Interest expense	1,451	1,410	5,728	5,620	5,749
Interest, dividend and other investment income	(81)	(9)	(460)	(28)	(36)
Provision for income taxes	60	51	225	264	222
Loss on disposal of assets	129	47	146	160	196
Gain on sale of property	—	—	(397)	—	—
Net income (loss) attributable to noncontrolling interests	94	206	210	470	733
NOI	$6,359	$4,851	$21,588	$19,250	$19,694

EARNINGS BEFORE INTEREST, INCOME TAX, DEPRECIATION AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105	$1,342
Depreciation and amortization	2,239	1,902	8,365	7,225	6,958
Involuntary conversion	—	(558)	—	(558)	(1,542)
Interest expense	1,451	1,410	5,728	5,620	5,749
Provision for income taxes	60	51	225	264	222
Loss (gain) on disposal of assets	129	47	146	160	196
Net income attributable to noncontrolling interests	94	206	210	470	733
EBITDA	$4,529	$3,603	$15,797	$14,286	$13,658

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2011	2011	2011	2011
Net income (loss) attributable to Whitestone REIT	$556	$578	$(196)	$185
Depreciation and amortization	2,239	2,161	1,976	1,989
Interest expense	1,451	1,430	1,445	1,402
Provision for income taxes	60	54	58	53
Loss (gain) on disposal of assets	129	(1)	—	18
Net income (loss) attributable to noncontrolling interests	94	97	(42)	61
EBITDA	$4,529	$4,319	$3,241	$3,708